Exhibit 99.1

STIFEL REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

Highlights for the three months ended September 30, 2014:

•	Net revenues of $523.5 million, increased 9% compared with the year-ago quarter.

•	Record Global Wealth Management revenues of $317.2 million

Highlights for the nine months ended September 30, 2014:

•	Record net revenues of $1.6 billion, increased 16% compared with the year-ago period.

•	Net income of $130.9 million, or $1.72 per diluted common share, increased 15% compared with the year-ago period.

ST. LOUIS, November 6, 2014 – Stifel Financial Corp. (NYSE: SF) today reported net income of $39.9 million, or $0.52 per diluted common share on net revenues of $523.5 million for the three months ended September 30, 2014, compared with net income of $69.7 million, or $0.93 per diluted common share, on net revenues of $478.6 million for the third quarter of 2013. Included in net income for the three months ended September 30, 2013 is a tax benefit related to discontinuing the business operations of SN Canada and merger-related expenses. The after tax impact of these items was $0.47 per diluted common share.

For the three months ended September 30, 2014, the Company reported non-GAAP net income from continuing operations of $48.7 million, or $0.64 per diluted common share, compared with non-GAAP net income from continuing operations of $39.6 million, or $0.53 per diluted common share for the third quarter of 2013. These non-GAAP results exclude merger-related expenses associated with the Company’s acquisitions. The after-tax impact is $0.12 per diluted common share.

For the nine months ended September 30, 2014, the Company reported net income of $130.9 million, or $1.72 per diluted common share on record net revenues of $1.6 billion, compared with net income of $113.7 million, or $1.56 per diluted common share, on net revenues of $1.4 billion for the comparable period in 2013.

For the nine months ended September 30, 2014, the Company reported non-GAAP net income from continuing operations of $152.0 million, or $2.00 per diluted common share, compared with non-GAAP net income from continuing operations of $124.8 million, or $1.71 per diluted common share for the comparable period in 2013. A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

	Three Months Ended					Nine Months Ended
(in 000s)	9/30/14	9/30/13	% Change	6/30/14	% Change	9/30/14	9/30/13	% Change
Net revenues	$523,455	$478,639	9.4	$560,147	(6.6)	$1,630,348	$1,410,921	15.6
Net income from continuing operations	$40,093	$74,929	(46.5)	$45,577	(12.0)	$133,643	$120,782	10.6
Net income	$39,903	$69,690	(42.7)	$43,601	(8.5)	$130,886	$113,745	15.1
Non-GAAP net income from continuing operations[1]	$48,698	$39,649	22.8	$51,266	(5.0)	$151,992	$124,840	21.7
Earnings per basic common share:
Income from continuing operations	$0.60	$1.16	(48.3)	$0.69	(13.0)	$2.01	$1.91	5.2
Loss from discontinued operations	—	(0.08)	(100.0)	(0.03)	(100.0)	(0.04)	(0.11)	(63.6)

Earnings per basic common share	$0.60	$1.08	(44.4)	$0.66	(9.1)	$1.97	$1.80	9.4

Earnings per diluted common share:
Income from continuing operations	$0.52	$1.00	(48.0)	$0.60	(13.3)	$1.76	$1.66	6.0
Loss from discontinued operations	—	(0.07)	(100.0)	(0.02)	(100.0)	(0.04)	(0.10)	(60.0)

Earnings per diluted common share	$0.52	$0.93	(44.1)	$0.58	(10.3)	$1.72	$1.56	10.3
Non-GAAP net income from continuing operations[1]	$0.64	$0.53	20.8	$0.68	(5.9)	$2.00	$1.71	17.0
Weighted average number of common shares outstanding:
Basic	66,691	64,706	3.1	66,302	0.6	66,344	63,133	5.1
Diluted	76,681	75,191	2.0	75,641	1.4	76,011	72,851	4.3

[1]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Chairman’s Comments

“In the third quarter, we had record results in Global Wealth Management and solid results in Investment Banking. Our equity and fixed income brokerage businesses were impacted in the quarter by lower volumes, particularly in the month of August. On the positive side, market volumes have strengthened in the month of October,” stated Ronald J. Kruszewski, Chairman and CEO of Stifel.

“Our results reflect two months of our partnership with Oriel Securities, our U.K. investment bank. The initial integration is going well and we look forward to their future contributions. Looking ahead, we expect to close the acquisition of Legg Mason Investment Counsel in November, which will add $9 billion in client assets.”

Brokerage Revenues

Brokerage revenues, defined as commissions plus principal transactions revenues were $261.0 million, a 3% decrease compared with the third quarter of 2013 and an 6% decrease compared with the second quarter of 2014.

•	Global wealth management brokerage revenues were $159.4 million, a 1% increase compared with the third quarter of 2013 and a 2% decrease compared with the second quarter of 2014.

•	Institutional equity brokerage revenues were $58.2 million, a 1% decrease compared with the third quarter of 2013 and a 6% decrease compared with the second quarter of 2014.

•	Institutional fixed income brokerage revenues were $43.4 million, a 16% decrease compared with the third quarter of 2013 and a 20% decrease compared with the second quarter of 2014.

Investment Banking Revenues

Investment banking revenues were $120.1 million, a 29% increase compared with the third quarter of 2013 and a 15% decrease compared with the second quarter of 2014.

•	Equity capital raising revenues were $44.1 million, a 14% increase compared with the third quarter of 2013 and a 28% decrease compared with the second quarter of 2014.

•	Fixed income capital raising revenues were $25.1 million, a 65% increase compared with the third quarter of 2013 and a 24% increase compared with the second quarter of 2014.

•	Advisory fee revenues were $50.9 million, a 31% increase compared with the third quarter of 2013 and an 16% decrease compared with the second quarter of 2014.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $96.6 million, a 26% increase compared with the third quarter of 2013 and a 3% increase compared with the second quarter of 2014. The increase is due to the higher value of fee-based accounts, as a result of market appreciation and new client assets.

Compensation and Benefits Expenses

For the quarter ended September 30, 2014, compensation and benefits expenses were $331.4 million, which included $7.2 million of merger-related expenses. This compares with $326.0 million in the third quarter of 2013, which includes merger-related expenses of $28.6 million, and $355.3 million in the second quarter of 2014, which includes merger-related expenses of $1.5 million.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues was 61.8% in the third quarter of 2014, compared with 62.0% in the third quarter of 2013 and 63.0% in the second quarter of 2014.

Transition pay, which primarily consists of amortization of retention awards, signing bonuses, and upfront notes, as a percentage of net revenues was 5.1% in the third quarter of 2014, compared with 4.6% in the third quarter of 2013 and 4.5% in the second quarter of 2014.

Non-Compensation Operating Expenses

For the quarter ended September 30, 2014, non-compensation operating expenses were $126.2 million, which included merger-related expenses of $3.7 million. This compares with $121.6 million in the third quarter of 2013, which includes merger-related expenses of $4.8 million, and $127.4 million in the second quarter of 2014, which includes merger-related expenses of $4.5 million.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended September 30, 2014 was 23.3%, compared with 24.4% in the third quarter of 2013 and 21.9% in the second quarter of 2014.

Provision for Income Taxes

The effective income tax rate for the quarter ended September 30, 2014 was 39.0%. The provision for income taxes for the quarter ended September 30, 2013 was impacted by the U.S. tax benefit of $58.2 million as a result of the Company’s investment in SN Canada. The effective income tax rate was 41.2% in the second quarter of 2014.

Assets and Capital

Assets

•	Assets increased 7% to $9.3 billion as of September 30, 2014 from $8.7 billion as of September 30, 2013. The increase is primarily attributable to growth of Stifel Bank, the Company’s bank subsidiary, which as of September 30, 2014 has grown its assets to $5.0 billion from $4.5 billion as of September 30, 2013.

•	At September 30, 2014, the Company’s Level 3 assets of $177.8 million, or 2% of total assets, consisted of $101.8 million of auction rate securities and $76.0 million of partnership interests, private company investments, private equity, and fixed income securities. The Company’s Level 3 assets as a percentage of total assets measured at fair value was 6% at September 30, 2014.

•	Non-performing assets as a percentage of total assets as of September 30, 2014 was 0.07%.

Capital

•	The Company’s Tier 1 leverage capital ratio was 16.0% at September 30, 2014 and Tier 1 risk-based capital ratio was 27.9% at September 30, 2014.

•	At September 30, 2014, book value per common share was $33.92 based on 66.0 million common shares outstanding.

•	Stockholders’ equity as of September 30, 2014 increased $244.1 million, or 12%, to $2.2 billion from $2.0 billion as of September 30, 2013.

Conference Call Information

Stifel Financial Corp. will host its third quarter 2014 financial results conference call on Thursday, November 6, 2014, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID #28188942. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc., and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited; Keefe, Bruyette & Woods Limited; and Oriel Securities Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)

	Three Months Ended					Nine Months Ended
(in thousands, except per share amounts)	9/30/14	9/30/13	% Change	6/30/14	% Change	9/30/14	9/30/13	% Change
Revenues:
Commissions	$151,621	$145,837	4.0	$152,712	(0.7)	$463,749	$446,498	3.9
Principal transactions	109,378	122,583	(10.8)	125,676	(13.0)	361,515	341,153	6.0

Brokerage revenues	260,999	268,420	(2.8)	278,388	(6.2)	825,264	787,651	4.8

Investment banking	120,147	92,851	29.4	141,515	(15.1)	393,966	289,199	36.2
Asset management and service fees	96,638	76,710	26.0	94,231	2.6	280,039	221,711	26.3
Other income	4,803	13,063	(63.2)	8,742	(45.1)	18,745	45,269	(58.6)

Operating revenues	482,587	451,044	7.0	522,876	(7.7)	1,518,014	1,343,830	13.0
Interest revenue	52,096	39,130	33.1	46,113	13.0	141,035	101,829	38.5

Total revenues	534,683	490,174	9.1	568,989	(6.0)	1,659,049	1,445,659	14.8
Interest expense	11,228	11,535	(2.7)	8,842	27.0	28,701	34,738	(17.4)

Net revenues	523,455	478,639	9.4	560,147	(6.6)	1,630,348	1,410,921	15.6

Non-interest expenses:
Compensation and benefits	331,440	326,020	1.7	355,267	(6.7)	1,033,478	958,179	7.9
Occupancy and equipment rental	41,611	41,288	0.8	42,967	(3.2)	125,110	116,090	7.8
Communications and office supplies	27,464	26,122	5.1	25,869	6.2	78,151	74,034	5.6
Commission and floor brokerage	9,971	10,150	(1.8)	9,248	7.8	28,247	28,777	(1.8)
Other operating expenses	47,203	44,051	7.2	49,273	(4.2)	143,945	126,600	13.7

Total non-interest expenses	457,689	447,631	2.2	482,624	(5.2)	1,408,931	1,303,680	8.1

Income from continuing operations before income taxes	65,766	31,008	112.1	77,523	(15.2)	221,417	107,241	106.5
Provision for income taxes	25,673	(43,921)	*	31,946	(19.6)	87,774	(13,541)	*

Net income from continuing operations	40,093	74,929	(46.5)	45,577	(12.0)	133,643	120,782	10.6

Discontinued operations:
Loss from discontinued operations, net of tax	(190)	(5,239)	(96.4)	(1,976)	(90.4)	(2,757)	(7,037)	(60.8)

Net income	$39,903	$69,690	(42.7)	$43,601	(8.5)	$130,886	$113,745	15.1

Earnings per basic common share:
Income from continuing operations	$0.60	$1.16	(48.3)	$0.69	(13.0)	$2.01	$1.91	5.2
Loss from discontinued operations	—	(0.08)	(100.0)	(0.03)	(100.0)	(0.04)	(0.11)	(63.6)

Earnings per basic common share	$0.60	$1.08	(44.4)	$0.66	(9.1)	$1.97	$1.80	9.4

Earnings per diluted common share:
Income from continuing operations	$0.52	$1.00	(48.0)	$0.60	(13.3)	$1.76	$1.66	6.0
Loss from discontinued operations	—	(0.07)	(100.0)	(0.02)	(100.0)	(0.04)	(0.10)	(60.0)

Earnings per diluted common share	$0.52	$0.93	(44.1)	$0.58	(10.3)	$1.72	$1.56	10.3

Weighted average number of common shares outstanding:
Basic	66,691	64,706	3.1	66,302	0.6	66,344	63,133	5.1
Diluted	76,681	75,191	2.0	75,641	1.4	76,011	72,851	4.3

*	Percentage not meaningful.

Statistical Information

(in thousands, except per share, employee and location amounts)

	9/30/14	9/30/13	% Change	6/30/14	% Change
Statistical Information:
Book value per share	$33.92	$31.46	7.8	$33.18	2.2
Financial advisors [2]	2,096	2,075	1.0	2,085	0.5
Full-time associates	6,083	5,780	5.2	5,881	3.4
Locations	360	354	1.7	360	—
Total client assets	$172,742,000	$153,901,000	12.2	$173,383,000	(0.4)

Business Segment Results

Summary Segment Results (Unaudited)

	Three Months Ended					Nine Months Ended
(in 000s)	9/30/14	9/30/13	% Change	6/30/14	% Change	9/30/14	9/30/13	% Change
Net revenues:
Global Wealth Management	$317,241	$274,669	15.5	$307,247	3.3	$921,671	$824,344	11.8
Institutional Group	215,160	205,132	4.9	255,712	(15.9)	720,849	593,875	21.4
Other	(8,946)	(1,162)	(669.9)	(2,812)	(218.1)	(12,172)	(7,298)	(66.8)

	$523,455	$478,639	9.4	$560,147	(6.6)	$1,630,348	$1,410,921	15.6

Operating contribution: [3]
Global Wealth Management	$94,026	$72,128	30.4	$89,098	5.5	$262,800	$220,551	19.2
Institutional Group	29,500	34,986	(15.7)	42,690	(30.9)	117,812	94,298	24.9
Other	(45,495)	(41,669)	9.2	(46,858)	(2.9)	(133,079)	(110,192)	20.8

	$78,031	$65,443	19.2	$84,930	(8.1)	$247,553	$204,657	21.0

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	55.9	58.2		55.9		56.8	58.3
Institutional Group	61.2	58.4		61.6		61.5	60.5
Non-comp. operating expenses
Global Wealth Management	14.5	15.5		15.1		14.7	14.9
Institutional Group	25.1	24.5		21.7		22.2	23.6
Income before income taxes
Global Wealth Management	29.6	26.3		29.0		28.5	26.8
Institutional Group	13.7	17.1		16.7		16.3	15.9

	14.9	13.6		15.1		15.1	14.5

[2]	Includes 139, 145, and 140 independent contractors at September 30, 2014, September 30, 2013, and June 30, 2014, respectively.
[3]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Global Wealth Management Summary Results of Operations (Unaudited)

	Three Months Ended					Nine Months Ended
(in 000s)	9/30/14	9/30/13	% Change	6/30/14	% Change	9/30/14	9/30/13	% Change
Revenues:
Commissions	$108,154	$99,427	8.8	$107,438	0.7	$323,331	$306,089	5.6
Principal transactions	51,218	58,658	(12.7)	54,342	(5.7)	159,326	171,278	(7.0)

Brokerage revenues	159,372	158,085	0.8	161,780	(1.5)	482657	477367	1.1

Asset management and service fees	96,354	76,667	25.7	94,187	2.3	279,671	221,577	26.2
Net interest	43,357	27,665	56.6	35,839	21.0	114,458	73,657	55.4
Investment banking	11,666	9,394	24.2	9,892	17.9	31,484	35,832	(12.1)
Other income	6,492	2,858	127.2	5,549	17.0	13,401	15,911	(15.8)

Net revenues	317,241	274,669	15.5	307,247	3.3	921,671	824,344	11.8

Non-interest expenses:
Compensation and benefits	177,296	159,949	10.8	171,724	3.2	523,188	480,701	8.8
Non-compensation operating expenses	45,919	42,592	7.8	46,425	(1.1)	135,683	123,092	10.2

Total non-interest expenses	223,215	202,541	10.2	218,149	2.3	658,871	603,793	9.1

Income before income taxes	$94,026	$72,128	30.4	$89,098	5.5	$262,800	$220,551	19.2

As a percentage of net revenues:
Compensation and benefits	55.9	58.2		55.9		56.8	58.3
Non-compensation operating expenses	14.5	15.5		15.1		14.7	14.9
Income before income taxes	29.6	26.3		29.0		28.5	26.8

Stifel Bank & Trust (Unaudited)

Key Statistical Information

(in 000s, except percentages)	9/30/14	9/30/13	% Change	6/30/14	% Change
Other information:
Assets	$4,960,572	$4,547,071	9.1	$5,050,036	(1.8)
Investment securities	2,720,860	2,949,080	(7.7)	2,915,235	(6.7)
Retained loans, net	1,869,551	1,061,313	76.2	1,757,612	6.4
Loans held for sale	104,277	75,440	38.2	119,477	(12.7)
Deposits	4,552,522	4,228,405	7.7	4,653,656	(2.2)

Allowance as a percentage of loans	1.18%	1.23%		0.97%
Non-performing assets as a percentage of total assets	0.07%	0.32%		0.10%

Institutional Group Summary Results of Operations (Unaudited)

	Three Months Ended					Nine Months Ended
(in 000s)	9/30/14	9/30/13	% Change	6/30/14	% Change	9/30/14	9/30/13	% Change
Revenues:
Commissions	$43,467	$46,410	(6.3)	$45,274	(4.0)	$140,418	$140,409	—
Principal transactions	58,160	63,925	(9.0)	71,333	(18.5)	202,188	169,875	19.0

Brokerage revenues	101,627	110,335	(7.9)	116,607	(12.8)	342,606	310,284	10.4
Capital raising	57,542	44,490	29.3	71,268	(19.3)	192,415	139,205	38.2
Advisory fees	50,939	39,966	30.7	60,356	(15.6)	170,068	114,162	49.0

Investment banking	108,481	83,456	29.3	131,624	(17.6)	362,483	253,367	43.1
Other [4]	5,052	11,341	(55.4)	7,481	(32.5)	15,760	30,224	(47.9)

Net revenues	215,160	205,132	4.9	255,712	(15.9)	720,849	593,875	21.4

Non-interest expenses:
Compensation and benefits	131,589	119,874	9.8	157,499	(16.5)	443,104	359,091	23.4
Non-compensation operating expenses	54,071	50,272	7.6	55,523	(2.6)	159,933	140,486	13.8

Total non-interest expenses	185,660	170,146	9.1	213,022	(12.8)	603,037	499,577	20.7

Income before income taxes	$29,500	$34,986	(15.7)	$42,690	(30.9)	$117,812	$94,298	24.9

As a percentage of net revenues:
Compensation and benefits	61.2	58.4		61.6		61.5	60.5
Non-compensation operating expenses	25.1	24.5		21.7		22.2	23.6
Income before income taxes	13.7	17.1		16.7		16.3	15.9

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)

	Three Months Ended					Nine Months Ended
(in 000s)	9/30/14	9/30/13	% Change	6/30/14	% Change	9/30/14	9/30/13	% Change
Institutional brokerage:
Equity	$58,198	$58,677	(0.8)	$62,087	(6.3)	$186,053	$172,187	8.1
Fixed income	43,429	51,658	(15.9)	54,520	(20.3)	156,553	138,097	13.4

Institutional brokerage	101,627	110,335	(7.9)	116,607	(12.8)	342,606	310,284	10.4

Investment banking:
Capital raising:
Equity	34,312	30,679	11.8	51,903	(33.9)	130,603	95,501	36.8
Fixed income	23,230	13,811	68.2	19,365	20.0	61,812	43,704	41.4

Capital raising	57,542	44,490	29.3	71,268	(19.3)	192,415	139,205	38.2
Advisory fees:	50,939	38,966	30.7	60,356	(15.6)	170,068	114,162	49.0

Investment banking	$108,481	$83,456	29.3	$131,624	(17.6)	$362,483	$253,367	43.1

[4]	Includes net interest and other income.

Non-GAAP Financial Measures

The Company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin, and basic and diluted earnings per share as additional measures to aid in understanding and analyzing the Company’s financial results for the three and nine months ended September 30, 2014. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. These non-GAAP amounts exclude certain compensation and non-compensation operating expenses associated with the Company’s acquisitions.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin, and basic and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin, and basic and diluted earnings per share and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin, and basic and diluted earnings per share on a GAAP basis for the three and nine months ended September 30, 2014 to the aforementioned expenses on a non-GAAP basis for the same period.

	Three Months Ended September 30, 2014			Nine Months Ended September 30, 2014
(in 000s, except per share amounts)	Non-GAAP	Non-Core	GAAP	Non-GAAP	Non-Core	GAAP
Net revenues	$524,725	$(1,270)	$523,455	$1,634,655	$(4,307)	$1,630,348

Non-interest expenses:
Compensation and benefits	324,193	7,247	331,440	1,022,434	11,044	1,033,478
Non-compensation operating expenses	122,501	3,748	126,249	364,688	10,765	375,453

Total non-interest expenses	446,694	10,995	457,689	1,387,122	21,809	1,408,931
Income from continuing operations before income taxes	78,031	(12,265)	65,766	247,533	(26,116)	221,417
Provision for income taxes	29,333	(3,660)	25,673	95,541	(7,767)	87,774

Net income from continuing operations	$48,698	$(8,605)	$40,093	$151,992	$(18,349)	$133,643

Earnings per share:
Basic	$0.73	$(0.13)	$0.60	$2.29	$(0.28)	$2.01
Diluted	$0.64	$(0.12)	$0.52	$2.00	$(0.24)	$1.76

As a percentage of net revenues:
Compensation and benefits	61.8		63.3	62.5		63.4
Non-compensation operating expenses	23.3		24.1	22.4		23.0
Income before income taxes	14.9		12.6	15.1		13.6

Investor Relations

Sarah Anderson

(415) 364-2500, investorrelations@stifel.com